0019 4330000425

C 5020

This Certificate is Transferable in Jersey City, NJ, New York, NY and Pittsburgh, PA

COMMON STOCK
PAR VALUE $.01 PER SHARE

1000

CUSIP 12564R 10 3

SEE REVERSE FOR CERTAIN DEFINITIONS AND PROVISIONS

CLST Holdings, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

This Certifies that

C 005020 THE RED OAK FUND
0226 LIMITED PARTNERSHIP
WF 5800011
RED OAKE
ULP -0000
0019
433000042

1000*********
*1000********
1000*****
1000***
****1000*****

is the record holder of

ONE THOUSAND

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF

CLST Holdings, Inc.

CERTIFICATE OF STOCK

(herein called the "Corporation") transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed or assigned. This Certificate and the shares represented hereby are issued and shall be subject to the laws of the State of Delaware and to all provisions of the Certificate of Incorporation and By-Laws of the Corporation as amended from time to time. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED: 02/26/09

PRESIDENT AND CHIEF EXECUTIVE OFFICER

SECRETARY

CLST Holdings, Inc.
CORPORATE SEAL
DELAWARE

COUNTERSIGNED AND REGISTERED:
MELLON INVESTOR SERVICES LLC
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE